Execution Version
AMENDMENT TO
EMPLOYMENT AGREEMENT
This FIRST AMENDMENT (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated as of December 12, 2019, between Dice, Inc., a Delaware corporation (the “Company”), and Kevin Bostick (“Employee”), effective as of February 8, 2022.
WHEREAS, the Company and the Employee wish to amend the Employment Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:
1.Except as defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Agreement.
2.Section 5(a) of the Employee’s Employment Agreement is amended and replaced with the following:
“While employed by the Company and for a period of twelve (12) months after the termination of the Employee’s employment with the Company, the Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage, participate or in any way render services or assistance to any business that is competitive with the business of the Company. Notwithstanding the foregoing, the Employee may own less than two percent (2%) of any class of stock or security of any corporation which competes with the Company listed on a national securities exchange.”
3.Section 5(b) of the Employee’s Employment Agreement is amended and replaced with the following:
“While employed by the Company and for a period of twelve (12) months after the termination of the Employee’s employment with the Company, the Employee shall not, directly or indirectly, solicit for employment or employ any person who was employed by the Company at the time of the Employee’s termination from the Company.”
4.Amendment of Addendum to Employment Agreement.
(a)Section 3(a) of the Addendum to the Employee’s Employment Agreement is amended and replaced with the following:
“Subject to Section 3(d), if there is a Termination (as herein defined) (but excluding by the Employee for Good Reason) other than during the Change of Control Period (as herein defined), the Employee shall be entitled to receive (i) a lump-sum severance payment equal to nine-months of his then-current annual base salary, (ii) his Annual Bonus with respect to any completed year for which the Employee has not yet been paid,

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based on actual performance, paid at the time that executives are generally paid their annual bonuses for the applicable bonus year but in any event no later than March 15 of the calendar year following the last day of such completed year, and (iii) accelerated vesting with respect to any equity grant to the Employee that the Employee has already vested in a majority of such grant at the date of termination.”
(b)Section 3(b) of the Addendum to the Employee’s Employment Agreement is amended and replaced with the following:
“Subject to Section 3(d), if there is a Termination of the Employee’s employment with the Company during the Change of Control Period, the Employee shall be entitled to receive (i) a lump-sum severance payment equal to (A) one hundred percent (100%) of his then current annual salary plus (B) the amount of his then-current bonus target (or, if higher, the amount of any Annual Bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) his Annual Bonus with respect to any completed year for which the Employee has not yet been paid, based on actual performance, paid at the time that executives are generally paid their annual bonuses for the applicable bonus year but in any event no later than March 15 of the calendar year following the last day of such completed year and (iii) accelerated vesting, effective upon such Termination, with respect to 100% of his outstanding equity-based awards (if any): provided, that vesting of any performance-based awards shall be governed by and determined in accordance with the applicable governing documents.”
(c)The following subsection (d) has been added to Section 4 of the Addendum to the Employee’s Employment Agreement:
“For purposes of this Agreement only, “Change of Control Period” shall mean the period commencing immediately prior to a Change of Control and ending 12 months after the consummation of such Change of Control.”
(d)The following subsection (e) has been added to Section 4 of the Addendum to the Employee’s Employment Agreement:
“For purposes of this Agreement only, “Termination” shall mean a termination of the Employee’s employment by the Company without Cause (and other than due to death or disability) or by the Employee for Good Reason.”
[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

DICE, INC.
By: /s/ Brian P Campbell
Name: Brian P. Campbell
Title: Chief Legal Officer
EMPLOYEE
/s/ Kevin Bostick
Kevin Bostick

[Signature page to amendment to Employment Agreement
between the Company and Kevin Bostick]